Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

First Quarter 2022 Results

Wakefield, MA—May 3, 2022—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the first quarter ended March 31, 2022.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the second quarter of 2022 begins, we continue to believe that the current price of our common stock does not accurately reflect the value of our underlying real estate assets. Our objectives for 2022 are twofold: We will seek to increase shareholder value (1) through the potential sale of select properties where we believe that short to intermediate term valuation potential has been reached and (2) by striving to increase occupancy in our continuing portfolio of real estate.  We intend to use proceeds from any potential future property dispositions for debt reduction, repurchases of our common stock, any dividends required to meet REIT requirements, and other general corporate purposes.

At this time, we are maintaining our previously announced property disposition guidance for full-year 2022 to be in the range of approximately $250 million to $350 million in aggregate gross proceeds.  However, our disposition guidance is subject to change for a variety of reasons, including economic conditions, office market conditions and geopolitical events.  We will update our disposition guidance quarterly in our earnings releases.

We look forward to the balance of 2022 and beyond with anticipation and optimism.”

Financial Highlights

●	GAAP net loss was $4.2 million, or $0.04 per share for the three months ended March 31, 2022.
●	Funds From Operations (FFO) was $11.6 million, or $0.11 per basic and diluted share for the three months ended March 31, 2022.
●	Adjusted Funds From Operations (AFFO) was $0.01 per basic and diluted share for the three months ended March 31, 2022.

Leasing Highlights

●	During the three months ended March 31, 2022, we leased approximately 131,000 square feet, including 103,000 square feet of new leases.
●	Our directly owned real estate portfolio of 24 owned properties totaling approximately 6.9 million square feet, was approximately 77.3% leased as of March 31, 2022, compared to approximately 78.4% leased as of December 31, 2021. The decrease in the leased percentage is primarily a result of lease maturities during the first quarter of 2022.
●	Lease expirations for 2022 and 2023 are approximately 295,000 and 353,000 square feet, representing approximately 4.3% and 5.1% of our owned portfolio, respectively.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the three months ended March 31, 2022 was $33.35, or 2.4% higher than average rents in the respective properties as applicable compared to the year ended December 31, 2021. The average lease term on leases in the three months ended March 31, 2022, was 8.6 years compared to 7.7 years for the year ended December 31, 2021. Overall the portfolio weighted average rent per occupied square foot was $30.75 as of March 31, 2022 compared to $30.60 as of December 31, 2021, representing an increase of approximately 0.5%.
●	Subsequent to quarter end, we executed approximately 63,000 square feet of new leases, the majority of which are at assets in Dallas and Houston. In addition, we are currently tracking in excess of 700,000 square feet of new prospective tenants, including approximately 500,000 square feet of prospective tenants that have identified FSP assets on their respective short lists of potential locations.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions and consists of high-quality assets with upside leasing potential in a post-COVID-19 environment.

Investment Highlights

●	Disposition guidance for full-year 2022 continues to be in the range of approximately $250 million to $350 million in aggregate gross proceeds.
●	Disposition proceeds intended to be used for debt reduction, any special dividends required to meet REIT requirements, repurchases of our common stock, and other general corporate purposes.
●	Potential disposition properties that are in price discovery include: 380 and 390 Interlocken in Broomfield, Colorado; Eldridge Green and Park Ten in Houston, Texas; and 909 Davis in Evanston, Illinois.

Stock Repurchases

●	During the first quarter of 2022, we repurchased approximately 847,000 shares of our common stock for approximately $4.8 million pursuant to our previously announced stock repurchase plan.
●	Up to approximately $26.9 million remains authorized for potential future repurchases of our common stock pursuant to our previously announced stock repurchase plan.

Dividends

●	In light of the gains achieved on our dispositions in 2021, on December 3, 2021, we announced that our Board of Directors declared a special dividend of $0.32 per share, which was paid on January 12, 2022 to shareholders of record on December 31, 2021, in order to meet REIT requirements.
●	On April 1, 2022, we announced that our Board of Directors declared a regular quarterly cash dividend for the three months ended March 31, 2022 of $0.09 per share of common stock that will be paid on May 5, 2022 to stockholders of record on April 15, 2022.
●	If we are able to dispose of properties in 2022 at anticipated pricing levels, we may be required to again declare a special dividend in 2022 in addition to any regular quarterly dividends in order to meet REIT requirements.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2022 Net Income, FFO and Disposition Guidance

At this time, due primarily to uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income and FFO guidance.  However, we are maintaining our previously announced disposition guidance for full-year 2022, as we execute on our strategy to dispose of certain properties that we believe have met their short to intermediate term valuation objectives and whose value may not be accurately reflected in our share price. Anticipated dispositions in 2022 are estimated to result in aggregate gross proceeds in the range of approximately $250 million to $350 million.  We intend to use the proceeds of any future dispositions for debt reduction, repurchases of our stock, any special distributions required to meet REIT requirements, and other general corporate purposes.  This guidance reflects our current expectations of economic and market conditions and is subject to change.  We will update our disposition guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of March 31, 2022.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for May 4, 2022 at 11:00 a.m. (ET) to discuss the first quarter 2022 results. To access the call, please dial 1-844-200-6205 and use access code 683292. Internationally, the call may be accessed by dialing 1-929-526-1599 and using access code 683292. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to our ability to lease space in the future, expectations for dispositions, potential stock repurchases, the payment of special dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, any inability to dispose of real estate properties at pricing levels comparable to recent historical portfolio dispositions,  and any delays in the timing of any such anticipated dispositions, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2022	2021

Revenue:
Rental	$41,797	$58,623
Related party revenue:
Management fees and interest income from loans	460	410
Other	7	6
Total revenue	42,264	59,039

Expenses:
Real estate operating expenses	12,834	15,939
Real estate taxes and insurance	8,719	12,366
Depreciation and amortization	15,670	24,381
General and administrative	3,784	4,146
Interest	5,366	8,600
Total expenses	46,373	65,432

Loss before taxes	(4,109)	(6,393)
Tax expense	49	67
Net loss	$(4,158)	$(6,460)

Weighted average number of shares outstanding, basic and diluted	103,691	107,328

Net loss per share, basic and diluted	$(0.04)	$(0.06)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2022	2021
Assets:
Real estate assets:
Land	$146,844	$146,844
Buildings and improvements	1,465,312	1,457,209
Fixtures and equipment	11,819	11,404
	1,623,975	1,615,457
Less accumulated depreciation	436,627	424,487
Real estate assets, net	1,187,348	1,190,970
Acquired real estate leases, less accumulated amortization of $23,346 and $40,423, respectively	13,453	14,934
Cash, cash equivalents and restricted cash	10,983	40,751
Tenant rent receivables	2,041	1,954
Straight-line rent receivable	51,309	49,024
Prepaid expenses and other assets	7,403	4,031
Related party mortgage loan receivables	24,000	24,000
Office computers and furniture, net of accumulated depreciation of $1,065 and $1,198, respectively	204	198
Deferred leasing commissions, net of accumulated amortization of $21,207 and $21,099, respectively	40,379	38,311
Total assets	$1,337,120	$1,364,173

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$40,000	$—
Term loans payable, less unamortized financing costs of $598 and $714, respectively	274,402	274,286
Series A & Series B Senior Notes, less unamortized financing costs of $617 and $658, respectively	199,383	199,342
Accounts payable and accrued expenses	44,700	89,493
Accrued compensation	1,206	4,704
Tenant security deposits	5,837	6,219
Lease liability	1,061	1,159
Other liabilities: derivative liabilities	195	5,239
Acquired unfavorable real estate leases, less accumulated amortization of $1,469 and $2,285, respectively	450	528
Total liabilities	567,234	580,970

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,151,781 and 103,998,520 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,334,383	1,339,226
Accumulated other comprehensive loss	(195)	(5,239)
Accumulated distributions in excess of accumulated earnings	(564,312)	(550,794)
Total stockholders’ equity	769,886	783,203
Total liabilities and stockholders’ equity	$1,337,120	$1,364,173

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Year Ended
	March 31,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(4,158)	$(6,460)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	16,195	25,088
Amortization of above and below market leases	(9)	(32)
Changes in operating assets and liabilities:
Tenant rent receivables	(87)	3,319
Straight-line rents	(1,216)	(1,904)
Lease acquisition costs	(1,069)	(50)
Prepaid expenses and other assets	(1,274)	(532)
Accounts payable and accrued expenses	(10,568)	(9,564)
Accrued compensation	(3,498)	(2,528)
Tenant security deposits	(382)	(636)
Payment of deferred leasing commissions	(3,706)	(5,056)
Net cash provided by (used in) operating activities	(9,772)	1,645
Cash flows from investing activities:
Property improvements, fixtures and equipment	(9,952)	(16,022)
Net cash used in investing activities	(9,952)	(16,022)
Cash flows from financing activities:
Distributions to stockholders	(42,640)	(9,660)
Stock repurchases	(4,843)	—
Borrowings under bank note payable	45,000	36,500
Repayments of bank note payable	(5,000)	(12,500)
Deferred financing costs	(2,561)	—
Net cash provided by (used in) financing activities	(10,044)	14,340
Net decrease in cash, cash equivalents and restricted cash	(29,768)	(37)
Cash, cash equivalents and restricted cash, beginning of year	40,751	4,150
Cash, cash equivalents and restricted cash, end of period	$10,983	$4,113

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2022	295,071	4.3%
2023	353,081	5.1%
2024	738,952	10.7%
2025	488,593	7.1%
2026	532,267	7.7%
Thereafter (2)	4,507,645	65.1%
	6,915,609	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,567,588 square feet of vacancies at our operating properties as of March 31, 2022.

(dollars & square feet in 000's)	As of March 31, 2022
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$534,996	45.1%	2,628	38.0%
Texas	9	332,906	28.0%	2,423	35.0%
Georgia	1	39,388	3.3%	160	2.3%
Minnesota	3	124,668	10.5%	758	11.0%
Virginia	1	33,298	2.8%	298	4.3%
Florida	1	68,501	5.8%	213	3.1%
Illinois	2	44,808	3.8%	372	5.4%
North Carolina	1	8,783	0.7%	64	0.9%
Total	24	$1,187,348	100.0%	6,916	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

(in thousands)	For the Three Months Ended
31-Mar-22
Tenant improvements	$1,877
Deferred leasing costs	3,032
Non-investment capex	5,065
$9,974

	For the Three Months Ended				Year Ended
	31-Mar-21	30-Jun-21	30-Sep-21	31-Dec-21	31-Dec-21
Tenant improvements	$4,491	$4,277	$3,952	$1,881	$14,601
Deferred leasing costs	2,597	1,922	2,371	1,319	8,209
Non-investment capex	5,336	3,793	4,528	4,672	18,329
	$12,424	$9,992	$10,851	$7,872	$41,139

Square foot & leased percentages	March 31,	December 31,
	2022	2021
Owned or Operating Properties:
Number of properties	24	24
Square feet	6,915,609	6,911,225
Leased percentage	77.3%	78.4%

Managed Properties - Single Asset REITs (SARs):
Number of properties	2	2
Square feet	348,545	348,545

Total Owned or Operating and Managed Properties:
Number of properties	26	26
Square feet	7,264,154	7,259,770

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Fourth		First
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Dec-21	Leased (2)	31-Mar-22	Leased (2)

1	FOREST PARK	Charlotte, NC	64,198	78.4%	78.4%	78.4%	78.4%
2	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
3	PARK TEN	Houston, TX	157,609	72.0%	72.0%	72.0%	72.0%
4	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
5	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
6	ADDISON	Addison, TX	289,333	75.8%	75.8%	72.3%	73.7%
7	COLLINS CROSSING	Richardson, TX	300,887	84.4%	84.4%	96.1%	88.3%
8	INNSBROOK	Glen Allen, VA	298,183	57.2%	57.2%	47.8%	50.9%
9	LIBERTY PLAZA	Addison, TX	217,364	83.4%	78.9%	81.8%	79.2%
10	380 INTERLOCKEN	Broomfield, CO	240,359	60.5%	60.5%	60.5%	60.5%
11	390 INTERLOCKEN	Broomfield, CO	241,512	99.4%	99.4%	99.4%	99.4%
12	BLUE LAGOON	Miami, FL	213,182	73.6%	73.6%	98.5%	98.5%
13	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
14	121 SOUTH EIGHTH ST	Minneapolis, MN	298,121	90.2%	90.2%	89.9%	89.9%
15	801 MARQUETTE AVE	Minneapolis, MN	129,821	91.8%	91.8%	91.8%	91.8%
16	LEGACY TENNYSON CTR	Plano, TX	208,966	41.1%	41.1%	40.7%	40.8%
17	ONE LEGACY	Plano, TX	214,110	57.9%	57.9%	63.7%	59.9%
18	909 DAVIS	Evanston, IL	195,098	93.3%	93.3%	93.3%	93.3%
19	WESTCHASE I & II	Houston, TX	629,025	57.6%	57.6%	56.7%	57.2%
20	1999 BROADWAY	Denver, CO	680,255	67.0%	66.9%	66.2%	66.8%
21	1001 17TH STREET	Denver, CO	657,706	95.2%	95.2%	79.8%	89.9%
22	PLAZA SEVEN	Minneapolis, MN	330,096	83.6%	84.2%	83.6%	83.6%
23	PERSHING PLAZA	Atlanta, GA	160,145	76.6%	76.6%	78.1%	77.1%
24	600 17TH STREET	Denver, CO	611,163	80.7%	82.1%	77.9%	78.9%
	OWNED PORTFOLIO		6,915,609	78.4%	78.5%	77.3%	78.1%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of March 31, 2022

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	3.6%
2	EOG Resources, Inc.	169,167	2.4%
3	US Government	168,573	2.4%
4	The Vail Corporation	164,636	2.4%
5	Lennar Homes, LLC	155,808	2.2%
6	Citicorp Credit Services, Inc	146,260	2.1%
7	Kaiser Foundation Health Plan	120,979	1.8%
8	Argo Data Resource Corporation	114,200	1.7%
9	Swift, Currie, McGhee & Hiers, LLP	101,296	1.5%
10	VMWare, Inc.	100,853	1.5%
11	Deluxe Corporation	98,922	1.4%
12	Ping Identity Corp.	89,856	1.3%
13	Centennial Resource Production, LLC	67,856	1.0%
14	ADS Alliance Data Systems, Inc.	67,274	1.0%
15	PricewaterhouseCoopers LLP	66,304	1.0%
16	DirecTV, Inc.	66,226	0.9%
17	Hall and Evans LLC	65,878	0.9%
18	WPX Energy, Inc.	65,846	0.9%
19	Cyxtera Management, Inc.	61,826	0.9%
20	Houghton Mifflin Co.	60,522	0.9%
	Total	2,200,681	31.8%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2022	2021
Net loss	$(4,158)	$(6,460)
Depreciation & amortization	15,661	24,349
NAREIT FFO	11,503	17,889
Lease Acquisition costs	79	116
Funds From Operations (FFO)	$11,582	$18,005

Funds From Operations (FFO)	$11,582	$18,005
Amortization of deferred financing costs	526	707
Straight-line rent	(1,216)	(1,904)
Tenant improvements	(1,877)	(4,491)
Leasing commissions	(3,032)	(2,597)
Non-investment capex	(5,065)	(5,336)
Adjusted Funds From Operations (AFFO)	$918	$4,384

Per Share Data
EPS	$(0.04)	$(0.06)
FFO	$0.11	$0.17
AFFO	$0.01	$0.04

Weighted average shares (basic and diluted)	103,691	107,328

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude our redevelopment properties.  We also exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Mar-22	31-Dec-21	(Dec)	Change
Region
East	363	$497	$584	$(87)	(14.9)%
MidWest	1,130	3,897	3,716	181	4.9%
South	2,796	5,817	5,900	(83)	(1.4)%
West	2,627	9,681	10,103	(422)	(4.2)%
Property NOI* from Operating Properties	6,916	19,892	20,303	(411)	(2.0)%
Dispositions and Redevelopment Properties (a)	-	(311)	654	(965)	(4.6)%
NOI*	6,916	$19,581	$20,957	$(1,376)	(6.6)%

Sequential Same Store		$19,892	$20,303	$(411)	(2.0)%

Less Nonrecurring
Items in NOI* (b)		273	163	110	(0.6)%

Comparative
Sequential Same Store		$19,619	$20,140	$(521)	(2.6)%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	31-Mar-22	31-Dec-21
Net income (loss)	$(4,158)	$78,572
Add (deduct):
Loss on extinguishment of debt	—	498
Gain on sale of properties, net	—	(83,876)
Management fee income	(291)	(311)
Depreciation and amortization	15,670	16,165
Amortization of above/below market leases	(9)	4
General and administrative	3,784	4,041
Interest expense	5,366	5,691
Interest income	(451)	(442)
Non-property specific items, net	(330)	615

NOI*	$19,581	$20,957

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized. We also include properties that have been placed in service, but that do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.